exhibit k.3

AMENDMENT

To

Transfer Agency and Service Agreement

Between

Each of the Nuveen Closed-End Investment Companies Listed on Schedule A to the

Agreement

And

State Street Bank and Trust Company

This Amendment is made as of this 6th day of March, 2017, to the Transfer Agency and Service Agreement dated October 7, 2002, as amended (the “Agreement”) between each of the Nuveen Closed-End Investment Companies Listed on Schedule A to the Agreement (collectively, the “Funds”) and State Street Bank and Trust Company (the “Transfer Agent”). In accordance with Section 17.1 (Amendment) of the Agreement, the parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, the parties agree as follows:

1.	Schedule A. The current Schedule A to the Agreement is hereby replaced and superseded with the Schedule A attached hereto, effective as of March 6, 2017; and

2.	All defined terms and definitions in the Agreement shall be the same in this Amendment (the “March 6, 2017 Amendment”) except as specifically revised by this Amendment; and

3.	Except as specifically set forth in this March 6, 2017 Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this March 6, 2017 Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first above written.

EACH OF THE NUVEEN CLOSED-END INVESTMENT COMPANIES LISTED ON SCHEDULE A TO THE AGREEMENT	STATE STREET BANK AND TRUST COMPANY

By: /s/ Tim M.Lazar	By: /s/ Andrew Erickson

Name: Tim M.Lazar	Name: Andrew Erickson

Title: VP	Title: Executive Vice President
As an Authorized Officer on behalf of each of the Funds indicated on Schedule A

SCHEDULE A

Nuveen Closed-End Funds

Effective Date: March 6, 2017

Nuveen All Cap Energy MLP Opportunities Fund*

Nuveen AMT-Free Municipal Credit Income Fund*

Nuveen AMT-Free Municipal Value Fund*

Nuveen AMT-Free Quality Municipal Income Fund*

Nuveen Arizona Quality Municipal Income Fund*

Nuveen Build America Bond Fund*

Nuveen Build America Bond Opportunity Fund*

Nuveen California AMT-Free Quality Municipal Income Fund*

Nuveen California Municipal Value Fund 2*

Nuveen California Municipal Value Fund, Inc.+

Nuveen California Select Tax-Free Income Portfolio*

Nuveen California Quality Municipal Income Fund*

Nuveen Connecticut Quality Municipal Income Fund*

Nuveen Core Equity Alpha Fund*

Nuveen Credit Opportunities 2022 Target Term Fund*±

Nuveen Credit Strategies Income Fund*

Nuveen Diversified Dividend and Income Fund*

Nuveen Dow 30SM Dynamic Overwrite Fund*

Nuveen Energy MLP Total Return Fund*

Nuveen Enhanced Municipal Value Fund*

Nuveen Flexible Investment Income Fund*

Nuveen Floating Rate Income Fund*

Nuveen Floating Rate Income Opportunity Fund*

Nuveen Georgia Quality Municipal Income Fund*

Nuveen Global High Income Fund*

Nuveen High Income 2020 Target Term Fund*

Nuveen High Income December 2018 Target Term Fund*

Nuveen High Income December 2019 Target Term Fund*

Nuveen High Income November 2021 Target Term Fund*

Nuveen Intermediate Duration Municipal Term Fund*

Nuveen Intermediate Duration Quality Municipal Term Fund*

Nuveen Maryland Quality Municipal Income Fund*

Nuveen Massachusetts Quality Municipal Income Fund*

Nuveen Michigan Quality Municipal Income Fund*

Nuveen Minnesota Quality Municipal Income Fund*

Nuveen Missouri Quality Municipal Income Fund*

Nuveen Mortgage Opportunity Term Fund 2*

Nuveen Mortgage Opportunity Term Fund*

Nuveen Multi-Market Income Fund*

Nuveen Municipal 2021 Target Term Fund*

Nuveen Municipal Credit Income Fund*

Nuveen Municipal High Income Opportunity Fund*

SCHEDULE A

Nuveen Closed-End Funds

Effective Date: March 6, 2017

Nuveen Municipal Income Fund, Inc. +

Nuveen Municipal Value Fund, Inc. +

Nuveen NASDAQ 100 Dynamic Overwrite Fund*

Nuveen New Jersey Municipal Value Fund*

Nuveen New Jersey Quality Municipal Income Fund*

Nuveen New York AMT-Free Quality Municipal Income Fund*

Nuveen New York Municipal Value Fund 2*

Nuveen New York Municipal Value Fund, Inc. +

Nuveen New York Quality Municipal Income Fund*

Nuveen New York Select Tax-Free Income Portfolio *

Nuveen North Carolina Quality Municipal Income Fund*

Nuveen Ohio Quality Municipal Income Fund*

Nuveen Pennsylvania Municipal Value Fund*

Nuveen Pennsylvania Quality Municipal Income Fund*

Nuveen Preferred and Income 2022 Term Fund*

Nuveen Preferred and Income Term Fund*

Nuveen Preferred Income Opportunities Fund*

Nuveen Preferred Securities Income Fund*

Nuveen Quality Municipal Income Fund*

Nuveen Real Asset Income and Growth Fund*

Nuveen Real Estate Income Fund *

Nuveen S&P 500 Buy-Write Income Fund*

Nuveen S&P 500 Dynamic Overwrite Fund*

Nuveen Select Maturities Municipal Fund*

Nuveen Select Tax-Free Income Portfolio*

Nuveen Select Tax-Free Income Portfolio 2*

Nuveen Select Tax-Free Income Portfolio 3*

Nuveen Senior Income Fund *

Nuveen Short Duration Credit Opportunities Fund*

Nuveen Tax-Advantaged Dividend Growth Fund*

Nuveen Tax-Advantaged Total Return Strategy Fund*

Nuveen Texas Quality Municipal Income Fund*

Nuveen Virginia Quality Municipal Income Fund*

Diversified Real Asset Income Fund*

+Minnesota Corporation

++Virginia Corporation

*Massachusetts Business Trust

**Maryland Corporation

±Estimated live date is on or about March 27, 2017

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